    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2000

                                                      REGISTRATION NO. 333-59247

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             WASTE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                          73-1309529
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification Number)

                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77001
                                 (713) 512-6200
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                                   ----------

           WASTE MANAGEMENT HOLDINGS, INC. 1997 EQUITY INCENTIVE PLAN
             WASTE MANAGEMENT HOLDINGS, INC. RETIREMENT SAVINGS PLAN
                      WTI-RUST SAVINGS AND RETIREMENT PLAN
WASTE MANAGEMENT HOLDINGS, INC. NON-QUALIFIED PROFIT SHARING & SAVINGS PLUS PLAN
                       WTI-RUST SUPPLEMENTAL BENEFIT PLAN

                           (Full titles of the Plans)

                                   ----------

                             LAWRENCE O'DONNELL, III
                             WASTE MANAGEMENT, INC.
                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77002
                                 (713) 512-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   ----------

         Waste Management, Inc., a Delaware corporation formerly known as USA Waste Services, Inc. (the "Company"), registered the issuance of an aggregate of up to 6,641,125 shares of its common stock, par value $0.01 per share (the "Common Stock"), on Registration Statement on Form S-8 No. 333-59247 (the "Registration Statement") pursuant to the Waste Management Holdings, Inc. 1997 Equity Incentive Plan, the Waste Management Holdings, Inc. Retirement Savings Plan, the WTI-Rust Savings And Retirement Plan, the Waste Management Holdings, Inc. Non-Qualified Profit Sharing & Savings Plus Plan and the WTI-Rust Supplemental Benefit Plan (the "Plans"). On September 1, 2000, the Company filed a registration statement on Form S-8 No. 333-45066 (the "New Registration Statement") registering the issuance of up to 1,817,280 shares pursuant to the Waste Management Holdings, Inc. 1997 Equity Incentive Plan.

         In accordance with the principles set forth in Interpretation 89 under Section G "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to Form S-8, the Company is hereby removing the remaining 1,817,280 shares from registration, which represents the shares originally registered pursuant to this Registration Statement under the Waste Management Holdings, Inc. 1997 Equity Incentive Plan less the number of shares sold under such plan under this Registration Statement. All of the shares available for issuance pursuant to the other plans under this Registration Statement have heretofore been sold or are hereby removed from registration in accordance with the undertaking pursuant to Item 512 of Regulation S-K. The 1,817,280 shares remaining under the Waste Management Holdings, Inc. 1997 Equity Incentive Plan which are hereby removed from registration have been carried over to the New Registration Statement and continue to be registered on the New Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 5th day of September, 2000.


                                              WASTE MANAGEMENT, INC.



                                                              *
                                              ----------------------------------
                                              By:  A. Maurice Myers
                                                   President and Chief Executive
                                                   Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 5th day of September, 2000.


                   SIGNATURE                                                   TITLE
                   ---------                                                   -----
                       *                              President, Chief Executive Officer and Chairman of the Board
---------------------------------------------                         (Principal Executive Officer)
A. Maurice Myers


                       *                                    Senior Vice President and Chief Financial Officer
---------------------------------------------                         (Principal Financial Officer)
William L. Trubeck




                       *                                       Vice President and Chief Accounting Officer
---------------------------------------------                        (Principal Accounting Officer)
Bruce E. Snyder




                       *                                                        Director
---------------------------------------------
H. Jesse Arnelle




                       *                                                        Director
---------------------------------------------
Pastora San Juan Cafferty




                       *                                                        Director
---------------------------------------------
Ralph F. Cox

                       *                                        Director
----------------------------------------------
Robert S. Miller




                       *                                        Director
----------------------------------------------
Paul M. Montrone


                       *                                        Director
----------------------------------------------
John C. Pope


                       *                                        Director
----------------------------------------------
Steven G. Rothmeier




                       *                                        Director
----------------------------------------------
Ralph V. Whitworth




*By:     /s/ Amanda K. Maki
    ------------------------------------------
         Under Power of Attorney




                               INDEX TO EXHIBITS




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
EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
 24.1     --       Power of Attorney